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Exhibit 5.1


                                January 5, 1998

CPI Aerostructures, Inc.
200A Executive Drive
Edgewood, NY   11717


   RE: REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

      We have acted as counsel to CPI Aerostructures, Inc. (the "Company"), a New York corporation, in connection with the Company's post-effective amendment no. 1 and Form S-3 registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement includes 4,751,125 shares of Common Stock or Common Stock underlying Warrants (the "Common Stock").

      As counsel to the Company, we have examined the Company's Certificate of Incorporation, By-laws, records of corporate proceedings, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the accuracy and completeness of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to such opinions which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others.

      Based on the foregoing, we are of the opinion that:

      1. The Company has been duly organized, is validly existing, and in good standing under the laws of the State of New York.

      2. The Common Stock has been duly authorized and issued, the shares of Common Stock were legally issued, fully paid and non-assessable securities.

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CPI Aerostructures, Inc.
January 5, 1998
Page 2

      We hereby consent to the reference of our name in the Prospectus under the caption "Legal Opinion" and to inclusion of this opinion as Exhibit 5.1 to the Registration Statement and all amendments thereto.


                                         Very truly yours,


                                         /S/ Snow Becker Krauss P.C.
                                         ----------------------------------
                                         SNOW BECKER KRAUSS P.C.